                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 LASERTECHNICS
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                              LASERTECHNICS, INC.
                             3208 COMMANDER DRIVE
                            CARROLLTON, TEXAS 75006


                       --------------------------------



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 13, 1997



                       --------------------------------



     You are hereby notified that the annual meeting (the "Meeting") of the stockholders of Lasertechnics, Inc. (the "Company") will be held at the Hotel Intercontinental New York, 111 East 48th Street, New York, New York, on May 13, 1997 at 9:00 a.m. Eastern Daylight Time for the following purposes:



          1. To consider and vote upon a proposal to elect Jean-Pierre Arnaudo, Eugene A. Bourque, Richard M. Clarke, Paul J. Coleman, Jr., C. Seth Cunningham, Robert E. Kiss, Richard C.E. Morgan and Alfred E. Paulekas as directors of the Company;



          2. To ratify the selection of KPMG Peat Marwick LLP as the independent auditors of the Company for the year ending December 31, 1997; and



          3. To transact such other business as may properly come before the Meeting or any adjournment thereof.



     Only the stockholders of record at the close of business on March 25, 1997 are entitled to notice of and to vote at the Meeting or any adjournment thereof. The stock transfer books will not be closed.



     The Company desires your presence at the Meeting. However, so that the Company may be certain that your shares are represented and voted in accordance with your wishes, please mark, date, sign and return the enclosed proxy in the enclosed return envelope (requiring no postage if mailed in the United States) as promptly as possible to assure representation of your shares and a quorum at the Meeting. If you attend the Meeting, you may revoke your proxy and vote in person.



                                    By Order of the Board of Directors,

                                    E. A. MILO MATTORANO
                                    Secretary



Dallas, Texas

April 21, 1997

                              LASERTECHNICS, INC.
                             3208 COMMANDER DRIVE
                            CARROLLTON, TEXAS 75006
                       --------------------------------



                                PROXY STATEMENT

                                      FOR

                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 1997

                       --------------------------------



                                 SOLICITATION



     This Proxy Statement and accompanying form of proxy are being mailed to stockholders commencing on or about April 21, 1997 in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Lasertechnics, Inc. (the "Company") of proxies from the holders of the following securities of the Company:



     (i) Voting common stock, par value $.01 per share ("Common Stock");

     (ii) Series A Convertible Preferred Stock, no par value ("Series A Preferred Stock");

     (iii) Series B Convertible Preferred Stock, no par value ("Series B Preferred Stock"); and

     (iv) Series C Convertible Preferred Stock, no par value ("Series C Preferred Stock," collectively with the Series A Preferred Stock and Series B Preferred Stock, the "Preferred Stock" and, the Preferred Stock collectively with the Common Stock, the "Stock").

     Such proxies are to be used at the annual meeting of stockholders of the Company (the "Meeting") to be held at the Hotel Intercontinental New York, 111 East 48th Street, New York, New York, on May 13, 1997 at 9:00 a.m. Eastern Daylight Time, as set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice") and at any adjournment thereof, for the purposes set forth in the Notice. Management is not currently aware of any matters other than those referenced in this Proxy Statement that will be presented for action at the Meeting.


                         RECORD DATE AND VOTING STOCK

     Only stockholders of record at the close of business on March 25, 1997 will be entitled to vote on matters presented at the Meeting or any adjournment thereof.

     As of March 31, 1997, there were issued and outstanding 40,731,004 shares of Common Stock and 2,918,715 shares of Preferred Stock. The holders of a majority of the outstanding Common Stock and Preferred Stock, entitled to vote on the matters specified in the Notice at the Meeting, present in person or represented by proxy, voting collectively as a single class, constitutes a quorum for the Meeting and for action on such matters. Under the Company's Certificate of Incorporation, as amended to date, and the Certificates of Designation of the Preferred Stock, each share of Common Stock and each share of Preferred Stock entitles the holder thereof to one vote on each matter presented at the Meeting or any adjournment thereof. Under the Certificate of Designation for the Company's Series D Preferred Stock, par value $.01 per share (the "Series D Preferred Stock") and the terms of the Company's Non-Voting Common Stock, par value $.01 per share (the "Non-Voting Common Stock"), holders of Series D Preferred Stock are not entitled to notice of the Meeting and holders of Series D Preferred Stock and Non-Voting Common Stock are not entitled to vote on the matters brought before the Meeting or any adjournment thereof.

     In the election of directors, stockholders are not entitled to cumulate their votes and are not entitled to vote for a greater number of persons that the number of nominees named in the Proxy Statement.

     Votes are counted, and the count is certified, by an inspector of elections.

     For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention will have the same effect as a negative vote for all proposals other than the election of directors. If a broker indicates that it is prohibited from exercising discretionary authority with respect to shares held of record by such broker, including shares held for beneficial holders that have not returned proxies (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote with respect to that matter. Abstentions and broker non-votes will, however, be treated as present for quorum purposes and may be entitled to vote on other matters.

     All duly executed proxies received prior to the Meeting will be voted in accordance with the choices specified thereon. As to any matter for which no choice has been specified in a duly executed proxy, the shares of stock represented thereby will be voted (i) FOR the election as directors of the nominees listed herein, (ii) FOR approval of KPMG Peat Marwick LLP as the Company's independent auditors for the year ended December 31, 1997, and (iii) in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the Meeting by filing with the Corporate Secretary an instrument revoking it, by delivering a duly executed proxy bearing a later date or by appearing at the Meeting and voting in person.

     The Annual Report to Stockholders for the year ended December 31, 1996 has been mailed to each stockholder entitled to vote at the Meeting on or before the date of mailing this Proxy Statement. The Annual Report is not a part of the proxy solicitation material.

     The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may solicit proxies in person or by telephone. The Company will also reimburse brokers or other persons holding Stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of Stock.


                            PRINCIPAL STOCKHOLDERS

     The following table sets forth the number of shares of (i) Common Stock,
(ii) Non-Voting Common Stock, (iii) Series A Preferred Stock, (iv) Series B Preferred Stock, (v) Series C Preferred Stock, (vi) Series D Preferred Stock,
(vii) common stock, par value $.01 per share ("Sandia Common Stock"), of Sandia Imaging Systems Corporation, a subsidiary of the Company ("Sandia"), and (viii) common stock, par value $.01 per share ("LMC Common Stock"), of Lasertechnics Marking Corporation, a subsidiary of the Company ("LMC"), beneficially owned as of December 31, 1996 for (a) each person known by the Company to be the beneficial owner of more than 5% of any class of voting securities of the Company, (b) each current director of the Company, (c) each of the five most highly compensated executive officers of the Company and (d) all directors and named executive officers as a group. Except as otherwise indicated, the persons or entities set forth in the table below have sole investment and voting power with respect to all shares shown as beneficially owned, subject to community property laws, where applicable. The business address of each director and executive officer is c/o Lasertechnics, Inc., 3208 Commander Drive, Carrollton, Texas 75006.


 NAME AND ADDRESS           TITLE OF CLASS        NUMBER         PERCENTAGE   PERCENTAGE
 ----------------           --------------        ------         ----------   ----------
OF BENEFICIAL OWNER                              OF SHARES        OF CLASS    OF COMPANY
-------------------                              ---------       ----------   ----------
                                                                             VOTING POWER
                                                                             ------------
Jean-Pierre Arnaudo         Common Stock           25,000(1)             *              *
                            Sandia Common Stock    80,417(2)(3)       1.6%            n/a

 NAME AND ADDRESS           TITLE OF CLASS             NUMBER           PERCENTAGE    PERCENTAGE
 ----------------           --------------             ------           ----------    ----------
OF BENEFICIAL OWNER                                   OF SHARES          OF CLASS     OF COMPANY
-------------------                                   ---------         ----------    ----------
                                                                                     VOTING POWER
                                                                                     ------------
Eugene A. Bourque          Common Stock                  156,286(4)             *               *
                           LMC Common Stock               16,000(5)(6)          *             n/a
                           Sandia Common Stock            10,000(7)(3)          *             n/a

Richard M. Clarke          Common Stock                  268,550(8)             *               *
                           LMC Common Stock                2,500(6)             *             n/a
                           Sandia Common Stock             7,500(9)(3)          *             n/a

C. Seth Cunningham         Common Stock                   13,750(10)            *               *
                           LMC Common Stock                2,500(6)             *             n/a

Paul J. Coleman, Jr.       Common Stock                   78,250(11)            *               *
                           LMC Common Stock                2,500(6)             *             n/a
                           Sandia Common Stock             7,500(12)(3)         *             n/a

Robert E. Kiss             Common Stock                5,358,549(13)         13.0%          11.5%
                           Non-voting Common Stock     2,249,842(14)        100.0%           4.8%
                           Sandia Common Stock             7,500(15)(3)          *            n/a

E.A. Milo Mattorano        Common Stock                   15,000(16)             *              *
                           Sandia Common Stock             2,188(17)(3)          *            n/a

Richard C.E. Morgan        Common Stock                6,834,882(18)         16.5%          14.6%
                           Series A Preferred Stock    1,153,846(19)        100.0%           2.5%
                           Series B Preferred Stock    1,056,338(20)        100.0%           2.3%
                           Series C Preferred Stock      708,530(21)        100.0%           1.5%
                           LMC Common Stock                2,500(6)              *            n/a
                           Sandia Common Stock            10,000(22)(3)          *            n/a

Stephen C. Nesbit          Sandia Common Stock            20,000(23)(3)          *            n/a

Alfred E. Paulekas         Common Stock                   57,500(24)             *              *
                           LMC Common Stock               22,500(25)(6)          *            n/a

J.P. Morgan Investment     Common Stock                5,358,549(26)         13.0%          11.5%
Corporation                Non-voting Common Stock     2,249,842            100.0%           4.8%
60 Wall Street             Sandia Common Stock             7,500(27)(3)          *            n/a
New York, New York 10260

Wolfensohn Associates L.P. Common Stock                6,607,866(28)         16.0%          14.1%
32nd Floor                 Series A Preferred Stock    1,153,846            100.0%           2.5%
590 Madison Avenue         Series B Preferred Stock    1,056,338            100.0%           2.3%
New York, New York 10021   Series C Preferred Stock      708,530(29)        100.0%           1.5%

All directors and named    Common Stock               12,801,517(30)         31.0%          27.4%
executive  officers as a   LMC Common Stock               48,500(31)(6)       1.8%            n/a
group (10 individuals)     Sandia Common Stock           145,105(32)(3)       2.9%            n/a

  *  Denotes percentage ownership of less than 1%.

(1) Includes 25,000 shares that Mr. Arnaudo has the right to acquire within 60 days pursuant to options.
(2) Includes 80,417 shares that Mr. Arnaudo has the right to acquire within 60 days pursuant to options.
(3) The authorized capital stock of Sandia consists of 18,000,000 shares of Sandia Common Stock, of which 4,500,000 shares are held of record by the Company and 1,299,742 shares are either held of record by or reserved for issuance to directors, executive officers and employees of Sandia pursuant to the exercise of stock options. Sandia Common Stock has one vote per share on any matters submitted to a vote of the stockholders of Sandia.
(4)  Includes 146,286 shares that Mr. Bourque has the right to acquire within
     60 days pursuant to options.
(5) Includes 16,000 shares that Mr. Bourque has the right to acquire within 60 days pursuant to options.
(6) The authorized capital stock of LMC consists of 5,000,000 shares of LMC Common Stock, of which 2,600,000 shares are held of record by the Company and 482,500 shares are either held of record by or reserved for issuance to directors, executive officers and employees of LMC pursuant to the exercise of stock options. LMC Common Stock has one vote per share on any matters submitted to a vote of the stockholders of LMC. As to Messrs. Clark, Cunningham, Coleman and Morgan, the number of shares of LMC Common Stock beneficially owned includes 2,500 shares that each of such individuals has the right to acquire within 60 days pursuant to options, respectively.
(7) Includes 10,000 shares that Mr. Bourque has the right to acquire within 60 days pursuant to options.
(8) Includes 16,250 shares that Mr. Clarke has the right to acquire within 60 days pursuant to options.
(9) Includes 7,500 shares that Mr. Clarke has the right to acquire within 60 days pursuant to options.
(10) Includes 13,750 shares that Mr. Cunningham has the right to acquire within 60 days pursuant to options.
(11) Includes 16,250 shares that Mr. Coleman has the right to acquire within
     60 days pursuant to options.
(12) Includes 7,500 shares that Mr. Coleman has the right to acquire within 60 days pursuant to options.
(13) Includes 5,231,000 shares held by J.P. Morgan Investment Corporation ("JPMIC"), 125,049 shares that JPMIC has the right to acquire within 60 days pursuant to warrants and 2,500 shares that JPMIC has the right to acquire within 60 days pursuant to options. JPMIC is an affiliate of J.P. Morgan Capital Corporation ("JPMCC"), of which Mr. Kiss is a Vice President. Mr. Kiss disclaims beneficial ownership as to all such shares held by JPMIC.
(14) Includes 2,249,842 shares held by JPMIC.  JPMIC is an affiliate of JPMCC,
     of which Mr. Kiss is a Vice President.   Mr. Kiss disclaims beneficial
     ownership as to all such shares held by JPMIC.
(15) Includes 7,500 shares that JPMIC has the right to acquire within 60 days pursuant to options. JPMIC is an affiliate of J.P. Morgan Capital Corporation, of which Mr. Kiss is a Vice President. Mr. Kiss disclaims beneficial ownership as to all such shares held by JPMIC.
(16) Includes 5,000 shares that Mr. Mattorano has the right to acquire within 60 days pursuant to options.
(17) Includes 2,188 shares that Mr. Mattorano has the right to acquire within 60 days pursuant to options.
(18) Includes 28,750 shares that Mr. Morgan has the right to acquire within 60 days pursuant to options, 6,443,901 shares held by Wolfensohn Associates L.P. ("Wolfensohn"), 56,341 shares that Wolfensohn has the right to acquire within 60 days pursuant to warrants and 107,624 shares that Wolfensohn has the right to acquire within 60 days pursuant to options. Mr. Morgan is a General Partner of Wolfensohn Partners L.P., the managing partner of Wolfensohn. Mr. Morgan disclaims beneficial ownership as to all such shares held by Wolfensohn.
(19) Includes 1,153,846 shares held by Wolfensohn. Mr. Morgan is a General Partner of Wolfensohn Partners L.P., the managing partner of Wolfensohn. Mr. Morgan disclaims beneficial ownership as to all such shares held by Wolfensohn.
(20) Includes 1,056,338 shares held by Wolfensohn. Mr. Morgan is a General Partner of Wolfensohn Partners L.P., the managing partner of Wolfensohn. Mr. Morgan disclaims beneficial ownership as to all such shares held by Wolfensohn.
(21) Includes 509,854 shares held by Wolfensohn and 198,676 shares held by Jackson Hole Investments Acquisitions, L.P., ("Jackson Hole"), an affiliate of Wolfensohn.
(22) Includes 10,000 shares that Mr. Morgan has the right to acquire within 60 days pursuant to options.
(23) Includes 20,000 shares that Mr. Nesbit has the right to acquire within 60 days pursuant to options.
(24) Includes 41,250 shares that Mr. Paulekas has the right to acquire within 60 days pursuant to options.
(25) Includes 22,500 shares that Mr. Paulekas has the right to acquire within 60 days pursuant to options.
(26) Includes 125,049 shares that JPMIC has the right to acquire within 60 days pursuant to warrants and 2,500 shares that JPMIC has the right to acquire within 60 days pursuant to options.
(27) Includes 7,500 shares that JPMIC has the right to acquire within 60 days pursuant to options.

(28) Includes 56,341 shares that Wolfensohn has the right to acquire within 60 days pursuant to warrants and 107,624 shares that Wolfensohn has the right to acquire within 60 days pursuant to options.
(29) Includes 198,676 shares held by Jackson Hole, an affiliate of Wolfensohn.
(30) Includes the 583,050 shares that officers, directors and their affiliates have the right to acquire within 60 days pursuant to options or warrants, as described in footnotes 1, 4, 8, 10, 11, 13, 16, 18 and 24, and the 11,674,901 shares held by JPMIC and Wolfensohn as to which Messrs. Kiss and Morgan disclaim beneficial ownership, as described in footnotes 13 and 18.
(31) Includes the 48,500 shares that officers, directors and their affiliates have the right to acquire within 60 days pursuant to options, as described in footnotes 5, 6, and 25.
(32) Includes the 145,105 shares that officers, directors and their affiliates have the right to acquire within 60 days pursuant to options, as described in footnotes 2, 7, 9, 12, 15, 17, 22 and 23.



                                  MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of March 31, 1997, the names of the directors and the executive officers of the Company and its subsidiaries, their respective ages and their respective positions with the Company.

NAME                            AGE    POSITION
----                            ---    --------

Jean Pierre Arnaudo(3)....       52    Director
                                         Chief Executive Officer, President
                                         and Secretary -- Sandia

Ronald Bencke.............       57    Vice President and Chief Financial
                                         Officer -- LMC

Eugene A. Bourque.........       51    Director; President and Chief Executive
                                         Officer -- LMC

Richard M. Clarke(2)......       65    Director

Paul J. Coleman, Jr.(1)...       65    Director

C. Seth Cunningham(1)(2)..       41    Director

Robert E. Kiss............       39    Director

E.A. Milo Mattorano.......       51    Vice President, Chief Financial Officer
                                         and Secretary; Vice President, Chief
                                         Financial Officer and Controller --
                                         Sandia

Richard C.E. Morgan(3)....       52    Chairman of the Board of Directors,
                                         Chief Executive Officer

Stephen C. Nesbit.........       46    Vice President & General Manager
                                         DataGlyphs -- Sandia

Alfred E. Paulekas(1)(2)..       65    Director; Chairman of the Board of
                                         Directors and President -- LMC

----------------------------

(1)  Member of  the Audit Committee.
(2)  Member of the LMC Compensation Committee.

(3) Member of the Sandia Compensation Committee. David Goodstein, a director of Sandia, is also a member of the Sandia Compensation Committee.


     JEAN-PIERRE ARNAUDO was named President and Chief Executive Officer and a Director of Sandia in May 1995 and joined the Company's Board in August 1995. From 1993 until his appointment as President of Sandia, Mr. Arnaudo served as The President and General Manager of Sandia Imaging Systems Europe, S. A., a subsidiary of Sandia. Before joining Sandia, from 1990 to 1992 Mr. Arnaudo was General Manager of Terminal Computer Systems, a distribution company for communication equipment used with mainframe computers.

     RONALD BENCKE was named Vice President and Chief Financial Officer of LMC in May 1995. From September 1994 to May 1996, Mr. Bencke served as Vice President and Chief Financial Officer of the Company. From 1992 to September 1994, Mr. Bencke served as Chief Financial Officer for QED Communications, a public television station in Pittsburgh, Pennsylvania. Prior thereto, Mr. Bencke spent 23 years with Westinghouse Electric Corporation, a large manufacturing conglomerate, serving in a variety of financial and executive positions of increasing responsibility.

     EUGENE A. BOURQUE joined the Board in January of 1993, was named President and Chief Executive Officer of LMC in May 1995 and also serves as a Director of LMC. From 1993 to 1995, Mr. Bourque served as President of the Company. From 1988 to 1993, Mr. Bourque served as Vice President and Chief Financial Officer of the Company. From 1985 to 1987, Mr. Bourque was the financial and business service manager for the Cynara Co., a partnership controlled by The Dow Chemical Co. that operated natural gas processing plants.

     RICHARD M. CLARKE joined the Board in 1988 and served as Chairman from 1990 through 1994. Mr. Clarke also serves as a Director of Sandia and LMC. Since 1992, Mr. Clarke has been the Chairman of Yankelovich Partners, Inc., a market research firm. From 1990 to 1993 Mr. Clarke was the Chairman and Chief Executive Officer of Akzo America Inc., a diversified international chemical and health care corporation. From 1986 to 1989 Mr. Clarke was the Vice Chairman and a Director of Hoechst Celanese Corporation, a diversified chemical company. Mr. Clarke is the Chairman of NESC and the Vice Chairman of Farleigh Dickinson University.

     PAUL J. COLEMAN, JR. joined the Board in 1985 and also serves as a Director of Sandia. He is President, Chief Executive Officer, and a Trustee of the Universities Space Research Association, a non-profit space research, technology and education company, and a professor of space physics at the University of California at Los Angeles ("UCLA"). He also serves as a Director of Quantrad Sensors, Inc., One Room Systems, Inc. and Southeast Interactive Technology, LLC. from 1993 through 1996, Dr. Coleman was the Director of the National Institute for Global Environmental Change of the U.S. Department of Energy, and from 1989 through 1993, he was the Director of the Institute of Geophysics and Planetary Physics at UCLA.

     C. SETH CUNNINGHAM joined the Board in 1994 and also serves on the Board of Directors of Sandia and of LMC. From 1979 to mid-1996, Mr. Cunningham was employed by J. P. Morgan, since 1991 as a Managing Director. From 1985 to mid-1996, Mr. Cunningham worked with and was a founding member of, J.P. Morgan Capital Corporation, which makes worldwide private equity investments for J. P. Morgan's own account. Currently, Mr. Cunningham is a private equity investor.

     ROBERT E. KISS joined the Board in September, 1996. Since 1986, he has been a Vice President at J.P. Morgan serving in a number of capacities including corporate finance and mergers and acquisitions. Since June 1996, Mr. Kiss has been working in J.P. Morgan Capital Corporation which makes worldwide private equity investments for J.P. Morgan's account.

     E.A. MILO MATTORANO was named Controller of Sandia in January 1995. From 1988 to 1994, Mr. Mattorano was the Vice President of Finance of Insilco Corporation, a manufacturing conglomerate of high-tech, heavy metals and consumer products businesses.

     RICHARD C. E. MORGAN joined the Board in 1985 and was elected Chairman of the Board and Chief Executive Officer of the Company in December 1994. Mr. Morgan is also the Chairman of the Board of Directors of Sandia and serves on the Board of Directors of LMC. Since 1986 Mr. Morgan has been a General Partner of Wolfensohn Partners L.P., The managing general partner of Wolfensohn Associates L.P., a venture capital partnership.

     STEPHEN C. NESBIT was named Corporate Vice President & General Manager Dataglyphs Business for Sandia in October 1995, after serving as an outside consultant to Sandia for the previous nine months. Mr. Nesbit is also a Director of Sandia. From 1993 to 1994 Mr. Nesbit served as Senior Vice President and General Manager of the Business Products Division at Micrografx, Inc. From 1992 to 1993, Mr. Nesbit was Corporate Vice President of sales at Bytex Corporation in Boston, Massachusetts.

     ALFRED E. PAULEKAS joined the Board in 1994 and also serves on the Board of Directors of LMC. Since 1992, Mr. Paulekas has been President of A.T.C. Associates, a business consulting firm. From 1989 to 1992, Mr. Paulekas served as Director of Development/Community Relations, University of Connecticut Health Center.

     See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS -- Transactions with Management and Related Parties" for a description of transactions between the Company or a subsidiary and certain directors and executive officers.

     Each director serves until the next annual meeting of stockholders and until the director's successor is duly elected and qualified. Officers serve at the discretion of the Board of Directors, subject to the terms of any employment agreement.


MEETING ATTENDANCE AND COMMITTEES OF THE BOARD

     The Company has an Audit Committee of the Board of Directors. The Audit Committee has responsibility for overseeing the performance and reviewing the scope of the audit function of the Company's independent auditors. The Audit Committee met one time in 1996.

     The Compensation Committees of each of the Company's two subsidiaries, Sandia and LMC, set compensation policies for all employees of each such subsidiary. The Board of Directors sets the compensation of the Company's two officers at the holding company level, Messrs. Morgan and Mattorano. The Sandia Compensation Committee and the LMC Compensation Committee each met two times in 1996.

     The Company does not have a Nominating Committee. The Board of Directors, acting as a whole, performs the primary function of a Nominating Committee by recommending persons to be considered for election to the Board.

     The Board of Directors met 11 times in 1996, five of which were in person and six of which were by telephonic conference. With the exception of Mr. Clarke, each Director attended 75 percent or more of the aggregate of the meetings of the Board.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid by the Company during the last three fiscal years to the five most highly compensated executive officers of the Company and its subsidiaries, Sandia and LMC, during the fiscal year ended December 31, 1996.

                          SUMMARY COMPENSATION TABLE

                                                              ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                                                  ----------------------------------------------     ----------------------
                                                                                    OTHER ANNUAL      NUMBER OF SECURITIES
NAME AND PRINCIPAL POSITION         YEAR          SALARY           BONUS            COMPENSATION     UNDERLYING OPTIONS (#)
---------------------------         ----          ------           -----            ------------     ----------------------

Richard C.E. Morgan,                1996          $100,000         $    --          $     --                  60,000(8)
Chief Executive Officer (1)         1995           100,000              --                --                   5,000(9)
                                    1994                --              --                --                   5,000(9)

Jean-Pierre Arnaudo,                1996           180,000          50,000            49,700(6)              162,500(9)
President and Chief                 1995           150,000          25,000            10,840(7)               75,000(10)
Executive Officer-Sandia (2)        1994           150,000          10,000                --                  30,000(9)

Eugene A. Bourque,                  1996           138,358              --                --                  80,000(12)
President and Chief                 1995           125,029              --                --                      --
Executive Officer-LMC (3)           1994           124,064              --                --                  10,000(7)

Milo Mattorano, Vice                1996            93,747          10,000                --                 111,000(11)
President and Chief                 1995            65,000          10,000                --                   5,000(9)
Financial Officer of the            1994                --              --                --                      --
Company and Sandia (4)

Stephen C. Nesbit,                  1996          $120,000         $30,000                --                  81,000(9)
Vice President and General          1995            30,000          22,500                --                  20,000(9)
Manager DataGlyphs                  1994                --              --                --                      --
Business-Sandia (5)


(1)  Mr. Morgan did not serve as an officer of the Company in 1994.
(2) Mr. Arnaudo's compensation for 1994 and for January to May 1995 was for his service as the President and General Manager of Sandia Europe, S.A., a subsidiary of Sandia.
(3) Mr. Bourque's compensation for 1994 and for January to May 1995 was for his service as the President of the Company.
(4)  Mr. Mattorano joined the Company in January 1995.
(5)  Mr. Nesbit joined the Company in October 1995.
(6) Represents the payment of transitional living expenses incurred from January 1, 1996 to September 1, 1996, under Mr. Arnaudo's Employment Agreement with the Company.
(7) Represents the payment of (i) moving expenses incurred due to Mr. Arnaudo's relocation from Paris, France to Dallas, Texas and (ii) transitional living expenses incurred from September 1, 1995 to December 31, 1995, pursuant to Mr. Arnaudo's Employment Agreement with the Company.
(8) Securities underlying options are 50,000 shares of Common Stock and 10,000 shares of LMC Common Stock.
(9)  Securities underlying options are shares of Sandia Common Stock.
(10) Securities underlying options are 50,000 shares of Common Stock and 75,000 shares of Sandia Common Stock.
(11) Securities underlying options are 91,000 shares of Sandia Common Stock and 20,000 shares of Common Stock.
(12) Securities underlying options are shares of LMC Common Stock.


     Option Grants

          The following table sets forth information relating to stock option grants made by the Company to each of the five most highly compensated executive officers of the Company and its subsidiaries, Sandia and LMC, during the fiscal year ended December 31, 1996. The Company has no plans that provide for the granting of stock appreciation rights.

                             OPTION GRANTS IN 1996

                        NUMBER OF      % OF TOTAL
                        SECURITIES      OPTIONS
                        UNDERLYING     GRANTED TO       EXERCISE
                         OPTIONS       EMPLOYEES         PRICE       EXPIRATION
NAME                     GRANTED        IN 1996        PER SHARE        DATE
----                   -----------    -----------      ---------     ----------

Richard C. E. Morgan     50,000(1)        6.3%           $1.81        12/31/01
                         10,000(3)        1.3%           $1.00         7/11/06

Jean-Pierre Arnaudo     162,500(2)       20.5%           $1.00         5/19/06

Eugene A. Bourque        80,000(3)       10.1%           $1.00         7/11/06

Milo Mattorano           20,000(1)        2.5%           $1.71         5/16/06
                         91,000(2)       11.5%           $1.00         5/19/06

Stephen C. Nesbit        81,000(2)       10.3%           $1.00         5/19/06


(1) Securities underlying options are shares of Common Stock. Options for Common Stock granted to Messrs. Morgan and Mattorano represent 20.4% and 10.2%, respectively, of all options for Common Stock granted to employees in 1996.
(2) Securities underlying options are shares of Sandia Common Stock. Options for Sandia Common Stock granted to Messrs. Arnaudo, Mattorano and Nesbit represent 48.6%, 27.2% and 24.2%, respectively, of all options for Sandia Common Stock granted to employees in 1996.
(3) Securities underlying options are shares of LMC Common Stock. Options for LMC Common Stock granted to Messrs. Morgan and Bourque represent 2.1% and 16.6%, respectively, of all options for LMC Common Stock granted to employees in 1996.

Aggregate Option Exercises and Fiscal Year-End Option Value


     The following table sets forth information relating to the exercise of stock options by each of the five most highly compensated executive officers of the Company and its subsidiaries, Sandia and LMC, during the fiscal year ended December 31, 1996 and the value of such individuals' unexercised stock options as of December 31, 1996.


                    AGGREGATE OPTION EXERCISES IN 1996 AND

                        DECEMBER 31, 1996 OPTION VALUES

                                 OPTIONS EXERCISED
                                     DURING 1996
                             ---------------------------
                              NUMBER OF                            NUMBER OF SECURITIES
                               SHARES                             UNDERLYING UNESERCISED              VALUE OF UNEXERCISED
                              ACQUIRED           VALUE                 OPTIONS AT                    IN-THE-MONEY OPTIONS AT
NAME                         ON EXERCISE        REALIZED            DECEMBER 31, 1996                   DECEMBER 31, 1996
----                         -----------        --------        ---------------------------        ---------------------------
                                                                EXERCISABLE   UNEXERCISABLE        EXERCISABLE   UNEXERCISABLE
                                                                -----------   -------------        -----------   -------------
Richard C.E. Morgan           50,000(1)          $79,500          10,000(2)       10,000(2)          $     --     $        --
                                  --                  --           2,500(3)        7,500(3)                --              --

Jean-Pierre Arnaudo               --                  --          25,000(1)       25,000(1)            28,905          28,905
                                  --                  --          80,417(2)      287,500(2)                --              --

Eugene A. Bourque                 --                  --         146,286(1)           --              169,101              --
                                  --                  --          16,000(3)       64,000(3)                --              --



Milo Mattorano                    --                  --           5,000(1)       15,000(1)             5,781          17,343
                                  --                  --           2,188(2)       96,000(2)                --              --

Stephen C. Nesbit                 --                  --          20,000(2)       81,000(2)                --              --

_________________________

(1)  Securities underlying options are shares of Common Stock.
(2)  Securities underlying options are shares of Sandia Common Stock.
(3)  Securities underlying options are shares of LMC Common Stock.

Compensation of Directors

     Non-employee directors of the Company are eligible to receive an annual fee of $10,000 for preparing for and attending meetings of directors and committees. In addition to a one-time initial grant of an option to purchase 50,000 shares of Common Stock on the date each director is first appointed or elected to the Board of Directors, each non-employee director also receives an automatic grant of an option to purchase 5,000 shares of Common Stock (under the Company's Non-Employee Directors' Stock Option Plan) annually while continuing to serve on the Board of Directors. While directors do not receive additional compensation for attending meetings, the Company will pay ordinary and necessary out-of-pocket expenses for directors to attend Board and committee meetings. Directors who are officers or employees of the Company receive no fees for service on the Board or committees thereof. Directors who serve on the Board of Directors of Sandia or LMC are not separately or additionally compensated for such service.

     In addition to his $10,000 annual compensation as a director of the Company, Mr. Paulekas receives an annual fee of $50,000 for his services as the Chairman of the Board of Directors of LMC. The annual compensation and stock option grants earned by Mr. Kiss for his service as a non-employee director of the Company are payable to JPMIC, Mr. Kiss' employer. Mr. Kiss is JPMIC's designee to the Board of Directors.

Employment Contracts with Executive Officers

     Sandia and Jean-Pierre Arnaudo are parties to an employment agreement, which provides for a term of employment of Mr. Arnaudo through August 31, 2002 at a minimum annual base salary of $160,000, subject to increase by the Board of Directors of Sandia. The agreement also provides for the payment to Mr. Arnaudo of up to one times his annual salary in the event he is terminated after a change in control (as defined in the employment agreement) of Sandia or if he is terminated without cause at the election of the Board of Directors of Sandia. The employment agreement also contains confidentiality and non-competition provisions.

Transactions with Management and Related Parties

     During 1995 and 1996 the Company received consulting services from director nominee Alfred E. Paulekas relating to the Company's manufacturing and production operations and from Theodore F. Patlovich, a director during 1995, relating to the Company's international marketing efforts. Both individuals were paid at the rate of $500 per day and the aggregate total compensation paid to both individuals in 1995 was $17,750. In 1996 Mr. Patlovich did not provide any consulting services to the Company and Mr. Paulekas became Chairman of the LMC Board of Directors and was paid a total of $15,000 per quarter (an aggregate of $10,000 per year for his services as a director of the Company and an aggregate of $50,000 per year for his services as the Chairman of the LMC Board of Directors) for his services to the Company. The Company has complete discretion over whether or not to use the consulting services of either Mr. Patlovich or Mr. Paulekas.

     Between February and September 15, 1995 Wolfensohn loaned the Company a total of $6,900,000 primarily to provide interim financing for the expanding international imaging business of Sandia. The Company's indebtedness to Wolfensohn was evidenced by a series of demand promissory notes providing a 12% per annum interest rate and a maximum term of one year. Wolfensohn also received in the loan transactions 5 year warrants (the "Warrants") to purchase a total of 534,105 shares of Common Stock at prices ranging from $1.01 per share to $1.76 per share. Wolfensohn is a beneficial owner of more than 5% of the Company's outstanding Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. All such series of preferred stock are convertible into Common Stock. Mr. Morgan, the Chairman and CEO of the Company, is a General Partner of Wolfensohn Partners, L.P., the Managing General Partner of Wolfensohn.

     On May 10, 1995, Wolfensohn and JPMIC converted $1,000,000 and $2,093,000, respectively, of the Company's short-term indebtedness to such companies into Common Stock at a conversion price of $.95 per share for the purpose of satisfying certain Nasdaq SmallCap Market minimum net capital requirements.
This conversion resulted in the issuance of an aggregate 1,872,158 shares of Non-Voting Common Stock and 1,383,632 shares of Common Stock to JPMIC and Wolfensohn, respectively. JPMIC is a beneficial owner of more than 5% of the outstanding Common Stock of the Company. Mr. Kiss is a Vice President of JPMCC, an affiliate of JPMIC and serves on the Board as JPMIC's designee.

     In order for the Company to maintain the minimum net capital required for its continued listing on the Nasdaq SmallCap Market during the last half of 1995, on three separate occasions Wolfensohn converted a total principal amount of $3,210,000 of debt held by Wolfensohn into Preferred Stock. In each case Wolfensohn received shares of a separate series of Preferred Stock. All shares of Preferred Stock received by Wolfensohn are convertible into Common Stock on a one share for one share basis pursuant to the Company's Certificate of Incorporation.

     The following table sets forth the basic terms of these three debt conversions by Wolfensohn.

                                          CONVERSION PRICE
                                          ----------------
                 PRINCIPAL AMOUNT           PER SHARE OF     NUMBER AND SERIES OF SHARES
                 -----------------        ---------------    ---------------------------
DATE             OF DEBT CONVERTED        PREFERRED STOCK    OF PREFERRED STOCK RECEIVED
----             -----------------        ---------------    ---------------------------

8/8/95            $1,500,000                    $1.30           1,153,846; Series A

9/26/95           $1,500,000                    $1.42           1,056,338; Series B

12/27/95          $  469,879*                   $1.51             311,179; Series C

_________

*Includes $259,879 of accrued interest on the Wolfensohn debt.

     Each series of Preferred Stock ranks prior to the Common Stock for dividend distribution and liquidation purposes. The stated value of each series of Preferred Stock is the same as the conversion price reflected in the table above. Cumulative dividends are payable on the stated value per share of each such series of Preferred Stock, at the rate of 10% per annum. All such shares of each of the foregoing series of Preferred Stock are entitled to vote as if converted into Common Stock except upon matters as to which such Preferred Stock is entitled by law to vote as a separate class.

     In addition, on December 15, 1995 Wolfensohn exercised certain Warrants it had received from the Company as partial consideration for the short-term loans made by Wolfensohn to the Company. Wolfensohn exercised the Warrants for the purchase of 534,105 shares of Common Stock for an aggregate purchase price of $690,000. The purchase price was paid by the cancellation of $690,000 in aggregate principal amount of certain promissory notes of the Company held by Wolfensohn, as permitted in the Warrants. In addition, on December 27, 1995, Wolfensohn and a related party purchased from the Company a total of 397,351 shares of Series C Convertible Preferred Stock at a price of $1.51 per share for an aggregate purchase price of $600,000.

     From the net proceeds of the Company's sale of $7,000,000 of convertible debentures in October of 1995, $2,000,000 was used to repay a portion of the Company's debt to Wolfensohn. As a result of the foregoing transactions the Company either paid off or converted into equity, by the end of 1995, all of the outstanding indebtedness of the Company to Wolfensohn and JPMIC, respectively, plus accrued interest thereon.



                   MATTERS TO BE BROUGHT BEFORE THE MEETING

                      PROPOSAL 1.  ELECTION OF DIRECTORS



     Eight persons currently serve on the Board and are expected to continue to serve until the Meeting. Unless contrary instructions are set forth in the proxy, it is intended that the persons named in the proxy will vote all shares of Stock represented by the proxy for the election as directors of Messrs. Jean-Pierre Arnaudo, Eugene A. Bourque, Richard M.

Clarke, Paul J. Coleman, Jr., C. Seth Cunningham, Robert E. Kiss, Richard C.E. Morgan and Alfred E. Paulekas, all of whom are presently members of the Board of Directors of the Company. The eight directors elected at the Meeting will each serve for a term expiring on the date of the annual meeting in 1998. Directors of the Company are elected annually and hold office until their successors have been elected and qualified or their earlier resignation or removal. Should any nominee become unavailable for election, the Board of Directors of the Company may designate another nominee, in which case the persons acting under duly executed proxies will vote for the election of the replacement nominee, although management is not aware of any circumstances likely to render any nominee unavailable for election. Election of directors will be by a plurality of the votes cast. A stockholder may, in the manner set forth in the enclosed proxy card, instruct the proxy holder not to vote that stockholder's shares of Stock for one or more of the named nominees. The proxies solicited hereby cannot be voted for a number of persons greater than the number of nominees named herein. The Certificate of Incorporation of the Company, as amended to date, does not permit cumulative voting. A plurality of the votes of the holders of the outstanding shares of Common Stock and Preferred Stock of the Company represented at a meeting at which a quorum is present may elect directors.

     THE BOARD OF DIRECTORS URGES YOU TO VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.


        PROPOSAL 2.  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has approved and recommends the appointment of KPMG Peat Marwick LLP, certified public accountants to serve as independent auditors for the Company for the fiscal year ending December 31, 1997. Approval of the appointment of the accountants is being sought in order to give stockholders the opportunity to express their opinion on the matter. approval will require the affirmative vote of the holders of a majority of the shares of Stock represented and entitled to vote at the Meeting. Should approval not be obtained, the Board of Directors would expect to reconsider the appointment.

     Members of KPMG Peat Marwick LLP are expected to attend the Meeting and, if present, be available to answer appropriate questions which may be asked by stockholders. Such members will also have an opportunity to make a statement at the Meeting if they desire to do so.

     THE BOARD OF DIRECTORS URGES YOU TO VOTE "FOR" THE RATIFICATION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY.


                      DEADLINE FOR STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Company's 1998 annual meeting, and otherwise eligible, must be received by the Company no later than January 14, 1998 to be included in the Company's proxy material and form of proxy relating to that Meeting. The mailing address of the Company for submission of any such proposal is given on the first page of this Proxy Statement.

                                    GENERAL

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Under Section 16(a) of the Securities Exchange Act of 1934, directors, certain officers and beneficial owners of 10% or more of the Company's Common Stock are required from time to time to file with the Securities and Exchange Commission (the "Commission") reports on Forms 3, 4 or 5, relating principally to transactions in Company securities by such persons. Based solely upon a review of Forms 3, 4 and 5 submitted to the Company during and with respect to 1996, and written representations received by the Company from certain reporting persons that no Forms 5 were required from such persons, the Company believes that all of the directors and executive officers of the Company have timely filed their respective Forms 3, 4 or 5 required by Section 16(a) of the Securities Exchange Act during 1996.

COUNTING OF VOTES

     All matters specified in this Proxy Statement that are to be voted on at the Meeting will be by written ballot. Inspectors of election will be appointed, among other things, to determine the number of shares outstanding and the voting power of each, the shares represented at the Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes or ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result. See "RECORD DATE AND VOTING STOCK," above.

OTHER BUSINESS

     Management does not intend to bring any business before the Meeting other than the matters referred to in the accompanying Notice. If, however, any other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters to the extent permitted by applicable law and regulations. The discretionary authority includes matters which the Board of Directors does not know are to be presented at the Meeting by others and any proposals of stockholders omitted from the proxy material pursuant to Rule 14a-8 of the Securities and Exchange Commission.

ANNUAL REPORT

     A copy of the Company's 1996 Annual Report containing audited financial statements accompanies this Proxy Statement. The Annual Report does not constitute any part of the proxy solicitation materials. Upon written request to Investor Relations, Lasertechnics, Inc., 3208 Commander Drive, Carrollton, Texas 75006, the Company will provide, without charge, copies of its annual report to the Commission on Form 10-KSB.


                                By Order of the Board of Directors,

                                E. A. MILO MATTORANO
                                Secretary



April 21, 1997

                              LASERTECHNICS, INC.
                             3208 Commander Drive
                             Carrollton, TX 75006


           PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 13, 1997


     The undersigned hereby appoints Richard C.E. Morgan, Eugene A. Bourque and Jean-Pierre Arnaudo as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all the shares of Common Stock or Series A, B or C Preferred Stock of Lasertechnics, Inc. held of record by the undersigned on March 25, 1997 at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Daylight Time on March 13, 1997 at the Hotel Intercontinental New York, 111 East 48th Street, New York, N.Y. or any adjournment thereof.


                 (To be continued and signed on reverse side)

[X]  Please mark your
     votes as in this example


                FOR ALL
                NOMINEES:  WITHHELD     Nominees:  Jean-Pierre Arnaudo
                                                   Eugene A. Bourque
1. ELECTION OF  [___]       [___]                  Richard M. Clarke
   DIRECTORS:                                      Paul J. Coleman, Jr.
                                                   C. Seth Cunningham
INSTRUCTIONS: TO WITHHOLD AUTHORITY TO             Robert Kiss
VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE             Richard C.E. Morgan
THAT NOMINEE'S NAME IN THE SPACE                   Alfred E. Paulekas
PROVIDED BELOW
-------------------------------------
2. PROPOSAL TO CONFIRM THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS FOR THE COMPANY.

   FOR            AGAINST               ABSTAIN
  [___]            [___]                 [___]

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

   FOR            AGAINST               ABSTAIN
  [___]            [___]                 [___]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

SIGNATURE(S)                                DATE:                    , 1997
            ------------------------------       -------------------

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT
      OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN THE CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.